INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS AGREEMENT is made effective as of this 30th day of November, 2009, by and between Kattegat Ltd., a British Virgin Islands corporation (“Kattegat” or “Assignor”), Ricky’s Board Shop, Inc., a Nevada corporation (“Ricky’s”), and Richard S. Krieger, the Chief Executive Officer of Ricky’s (“RSK”).

WHEREAS, Assignor own certain rights, title and interest in and to various information, inventions, discoveries, writings, expressions, ideas, know-how, concepts, techniques, innovations, systems, processes, procedures, methods, prototypes, designs, and technical data involving or relating to:  Internet advertising systems, as generally described in the U.S. Patents (“Patents”) identified on Exhibit A hereto;

WHEREAS, Assignor is the exclusive owner of certain Pre-Existing Intellectual Property (defined below) relating to the Patents (collectively the “Technology”);

WHEREAS, Ricky’s desires to have Assignor assign the Technology to it;

WHEREAS, it is the intention of the parties that Ricky’s exclusively own all rights, title, and interest in and to the Technology;

WHEREAS, Assignor desires to execute this Agreement in order to ensure that all rights, title, and interest in and to the Technology are transferred and assigned to Ricky’s; and

WHEREAS, it is in RSK’s interest to assist Ricky’s in obtaining the Technology by transferring shares of Ricky’s that he owns to Assignor in order to induce Assignor to assign the Technology to Ricky’s.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.           Definitions.  For purposes of this Agreement, the following terms shall be defined as follows:

1.1           “Agreement” means this Intellectual Property Assignment Agreement as executed on the date hereof, including all Exhibits hereto.

1.2           “Pre-Existing Intellectual Property” means all intellectual property rights provided under United States, state and foreign law relating to the Patents (“Intellectual Property”), which are owned by Assignor, in whole or in part, on or prior to the effective date of this Agreement, including without limitation:

(a)           All patents, patent applications, and inventions that may be patentable, including, without limitation, the patents and/or patent applications identified on Exhibit A hereto and any patents resulting from the inventions disclosed or claimed therein, including any and all reissues, re-examinations, continuations, divisionals or continuation-in-part applications and patents thereof, and any foreign counterpart applications and patents, as well as any improvements to the inventions disclosed or claimed in such applications and patents;

1.3            “Future Intellectual Property” means any and all Intellectual Property relating to the Technology developed by Assignor, in whole or in part, after the effective date of this Agreement.

2.           Assignment and Purchase Price.  For and in consideration of a purchase price of 39,163,755 shares of Ricky’s unregistered common stock to be provided to Assignor by RSK on behalf of Ricky’s, Assignor hereby assigns, transfers and conveys to Ricky’s, and agrees to assign, transfer and convey to Ricky’s in the future, all right, title and interest in and to the Technology, the Pre-Existing Intellectual Property and Future Intellectual Property, including the right to sue for past infringement and recover damages therefore.  By this assignment, Ricky’s has the sole and exclusive right to direct and control the prosecution of the Technology and any patent applications on Future Intellectual Property, as well as any registrations or applications for federal or state registration of the Marks or Copyrights.

3.           Additional Performance.

3.1           Assignor agrees to execute any assignments or other documents as may be requested by Ricky’s in the future in order to perfect, preserve and protect Ricky’s ownership in the Technology and the Future Intellectual Property.

3.2           Assignor will deliver to Ricky’s all files and documentation that relate to the Pre-Existing Intellectual Property, including, but not limited to, the prosecution file histories, correspondence, invention disclosures, and other pertinent materials related to the Patents.

3.3           Assignor will reasonably cooperate with Ricky’s in connection with (i) the preparation, filing, prosecution, maintenance and defense of the Technology and the Future Intellectual Property, and (ii) any suit for infringement of the Future Intellectual Property brought by Assignor against a third party.

4.           Representations and Warranties.

4.1           Representations and Warranties of Assignor.  Assignor represents and warrants to Ricky’s as follows:

(a)           General.

(i)           Assignor has the full right, power and authority to enter into this Agreement.

(ii)           Assignor may enter into and perform its obligations under this Agreement without being in breach of obligations owed by Assignor to any third party.

(iii)           No third-party licenses or approvals are required for Ricky’s to enjoy the full right, power and authority to practice, develop, license, and exploit the Technology and Future Intellectual Property.

(b)           Patents.

(i)           Assignor is the owner of all right, title, and interest in and to each of the patents included in the Technology (“Patents”), free and clear of any liens, security interests, charges, and other encumbrances.

(ii)           Assignor has not granted any right or license under or with respect to the Patents to any third party.

(iii)           All issued Patents are currently in compliance with all formal legal requirements (including, as applicable, the timely payment of maintenance fees and annuities), are valid, enforceable, and unexpired, and are not subject to any actions falling due within ninety days after the effective date of this Agreement.  All applications for any additional patents are currently in compliance with all formal legal requirements (including, as applicable, the timely filing of responses to Office Actions), and are not subject to any actions falling due within ninety days after the effective date of this Agreement.

(iv)           No Patent has been or is now the subject of any interference, reissue, reexamination, litigation, or other action, and, to Assignor’s knowledge, no such action is threatened with respect to any of the Patents.

(v)           To Assignor’s knowledge, the practice of the inventions covered by the Patents does not infringe or otherwise conflict or interfere with any patent rights or other proprietary rights of any third party.  To Assignor’s knowledge, no third party has threatened or made any claim of patent infringement against Assignor.

4.2           Representations and Warranties of Ricky’s.  Ricky’s represents and warrants to Assignor that:

(a)           Ricky’s has the full right, power and authority to enter into this Agreement;

(b)           Ricky’s and RSK may enter into and perform their obligations under this Agreement without being in breach of obligations owed by Ricky’s or RSK to any third party;

(c)           The shares to be transferred by RSK hereunder have been lawfully issued, fully paid and non-assessable;

(d)           As of the date hereof (and following its 15 shares for one share forward stock split) Ricky’s has 46,075,005 outstanding shares of common stock and has no outstanding preferred stock, warrants or stock options;

(e)           On the closing date of this Agreement, Ricky's will have no outstanding debts or liabilities;

(f)           On the closing date of this Agreement, Ricky’s two directors will remain on the board of directors and appoint three new directors designated by Kattegat. The new board of directors will then elect new officers to be named by it; and

(g)           On the closing date of this Agreement, and after allowing for the transfer of 39,163,755 shares of Ricky’s common stock to Assignor by RSK, the following is a breakdown of all shares outstanding:

(i)    remaining shares held by RSK: 836,250;

(ii)   shares (free trading and restricted) held by 0 other principalstockholders:  0;

(iii)   free trading shares held by 25 non-affiliates:  6,075,000;

(iv)   restricted shares held by 0 non-affiliates:  0.

5.           Indemnification.  Each party (the “Indemnitor”) agrees to defend, indemnify and hold harmless the other party (the “Indemnitee”) from and against any and all Losses arising from the Indemnitor’s breach of any of the representations and warranties of Section 4 or arising from Assignor’s failure to fully and properly perform and discharge all of its duties hereunder.  For purposes of this Section 5, “Losses” means each and all of the following items to the extent actually paid or incurred:  losses, liabilities, damages, judgments, fines, costs, royalties, penalties, amounts paid in settlement and reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) incurred in connection therewith, including those incurred in any action, suit, proceeding or claim arising from any of the foregoing.

6.           Applicable Law, Jurisdiction and Venue.  This Agreement and all rights and obligations of the parties hereunder will be governed by and construed in accordance with the substantive laws of the State of Texas, and applicable federal intellectual property laws, without giving effect to any choice or conflict of law provision or rule of any other jurisdiction.  All actions to enforce this agreement shall be brought exclusively in the state and federal courts located in Collin County, Arizona.  The parties expressly waive challenges to personal jurisdiction in Texas and acknowledge that venue is proper in the State of Texas.

7.           Consideration.  Both parties acknowledge that the provisions of this Agreement are adequate consideration for forming a binding contract.

8.           Binding Agreement.  This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, successors and assigns.

9.           Amendments and Waivers.  All amendments and other modifications of this Agreement shall be in writing and signed by each of the parties.  The failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any right hereunder.

10.           Enforceability and Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

11.           Headings.  The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

12.           Negotiated Transaction.  The provisions of this Agreement were negotiated by the parties hereto and this Agreement shall be deemed to have been drafted by all the parties hereto.

13.           Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings between the parties relating to the subject matter hereof.

14.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement intending to be legally bound.

KATTEGAT LTD.                                                                                     RICKY’S BOARD SHOP, INC.

By:  /s/ Claudio Scola                                                                                By:  /s/ Kandice Kreiger

Name:  Claudio Scola                                                                                 Name:  Kandice Krieger

Title:  President & CEO                                                                             Title:  Secretary and Treasurer

/s/ Richard S. Krieger
Richard S. Krieger (Individually)

EXHIBIT A

Patents

Application No.	Filing Date	Patent No.	Issue Date	Inventor(s)	Title
09/291,785	04/14/1999	6,128,651	10/3/2000	Cezar; Robert M.	Internet advertising with controlled and timed display of ad content from centralized system controller
09/335,384	06/17/1999	6,161,127	12/12/2000	Cezar; Robert M. and Heintz; James	Internet advertising with controlled and timed display of ad content from browser
09/488,666	01/20/2000	6,584,492	06/24/2003	Cezar; Robert M. and Heintz; James and Mene; Mario and Caramico; Luigi	Internet banner advertising process and apparatus having scalability